Exhibit 99.1

Pattern Energy Reports First Quarter Results

- Declares Increased Dividend of $0.322 per Class A common share for 2014 Second Quarter -

San Francisco, CA, May 2, 2014 – Pattern Energy Group Inc. (NASDAQ:PEGI) (TSX:PEG) (Pattern Energy), a premium independent power company, today announced its financial results for the first quarter of 2014.

Highlights

(Comparisons made between fiscal Q1 2014 and fiscal Q1 2013 results, unless otherwise noted)

•	Cash available for distribution of $17.8 million, up 23%

•	Adjusted EBITDA of $37.2 million, up 8%

•	Electricity sales of 653 GWh, up 8%

•	Revenue of $49.5 million, up 13%

•	Increased owned megawatts to 1,434 MW with the agreement to acquire 179 MW owned interest in the 218 MW Panhandle 1 project, subsequent to the end of the quarter

•	Commenced commercial operations on the 270 MW South Kent Wind project in March 2014

•	Increased growth target to 10-12% average annual growth in cash available for distribution per Class A share over the next three years

•	Declared a second quarter dividend of $0.322 per Class A common share, or $1.288 on an annualized basis, representing a 3% increase

“This was a very productive quarter in which we completed construction and started generating revenues earlier than scheduled at our South Kent project, one of the largest wind projects in Canada,” said Mike Garland, President and CEO of Pattern Energy. “In addition to bringing a new operational project into the portfolio, we agreed to acquire the Panhandle 1 project from Pattern Development which will add 14% to our owned capacity. Our key financial metric, cash available for distribution, continues to grow, leading us to increase our current distribution, as well as our cash per share growth target for the next three years.”

Pattern Energy successfully closed its initial public offering (IPO) on October 2, 2013. Results for periods prior to the IPO are attributable to its predecessor entities.

Financial Results

Pattern Energy sold 652,521 MWh of electricity in the first quarter of 2014 compared to 603,633 MWh sold in the same period in 2013. The increase in electricity sold was primarily due to higher winds and the commencement of commercial operations on the final 42 megawatts at Ocotillo in July 2013.

Net loss in the first quarter of 2014 was $21.9 million compared to a net loss of $18.8 million for the same period last year. The change in net loss was primarily due to higher unrealized losses on the Company’s undesignated interest rate swaps and energy hedge, as well as higher operating expenses associated with being a public company which, together, more than offset its increase in electricity sales.

Adjusted EBITDA

Adjusted EBITDA was $37.2 million for the first quarter of 2014 compared to $34.4 million in the same period last year. The increase in Adjusted EBITDA was primarily attributable to higher period over period electricity sales. A reconciliation of Adjusted EBITDA to net loss determined in accordance with GAAP is shown below.

Cash Available For Distribution

Cash available for distribution (“CAFD”) in the first quarter of 2014 was $17.8 million compared to $14.5 million in the same period last year. The increase compared to Q1 2013 was primarily the result of higher electricity production in Q1 2014 and a $2.0 million decrease in interest expense primarily related to its 2013 repayment of certain project loans. Offsetting these increases were a $3.0 million increase in project expenses. A reconciliation of cash available for distribution to net cash provided by operating activities determined in accordance with GAAP is shown below.

Quarterly Dividend Increase

Pattern Energy declared an increase in its second quarter 2014 dividend, payable on July 30, 2014, to holders of record on June 30, 2014, in the amount of $0.322 per Class A share, which represents $1.288 on an annualized basis. This is an increase from the first quarter 2014 dividend of $0.3125.

Construction Pipeline

The table below outlines Pattern Energy’s projects currently in construction, the capacity owned or under contract to be acquired and each project’s anticipated commencement date for commercial operations.

Asset	Location	Owned MW	Commercial Operations
El Arrayán	Chile	36	Q2 2014
Panhandle 1	Texas	179	Q2 2014
Panhandle 2	Texas	147	Q4 2014
Grand	Ontario	67	Q4 2014
Total		429

On May 2, 2014, the Company announced an agreement to purchase a 179 MW owned interest in the 218 MW Panhandle 1 wind project from Pattern Energy Group LP (“Pattern Development”), for total cash consideration of US$125 million, subject to certain adjustments, with the balance of the project to be acquired from Pattern Development by certain institutional tax equity investors.

Panhandle 1 is under construction in Carson County, Texas, and consists of 118 General Electric 1.85 MW wind turbines. The acquisition is expected to close following the commencement of commercial operations in June 2014.

Approximately 77% of the expected output is contracted under a 13-year energy price hedge, with an A-/Baa2 credit-rated affiliate of Citibank, with the balance sold at ERCOT’s spot market prices.

Growth Target

Taking into consideration the acquisition of the Grand Project in December, the signed agreements to acquire the Panhandle 1 and Panhandle 2 projects later this year, Pattern Development’s increase in the size of the combined Panhandle 1 and 2 projects and of the Meikle project, as well as continued progress in the development of the remaining Initial ROFO Projects, Pattern Energy increased its targeted average annual growth target in its cash available for distribution per Class A share to 10-12%.

Acquisition Pipeline

Pattern Energy has the Right of First Offer (ROFO) on an identified pipeline of acquisition opportunities from Pattern Development. In addition, Pattern Energy may seek to acquire additional assets from third parties. The remaining pipeline of initially identified ROFO projects includes the following wind power assets:

Asset	Location	Owned MW	Commercial Operations
Gulf Wind	Texas	76	Operational
K2	Ontario	90	2015 (In construction)
Armow	Ontario	90	2015 (Ready for financing)
Meikle	British Columbia	185	2016 (Pre-construction)
Total		441

Adjusted EBITDA and Cash Available for Distribution Reconciliations

The following tables reconcile net loss to Adjusted EBITDA and net cash provided by operating activities to cash available for distribution, respectively, for the periods presented (in thousands):

	Pattern Energy Group Inc.
	Three Months Ended March 31,
	2014	2013
Net loss	$(21,899)	$(18,784)
Plus:
Interest expense, net of interest income	14,418	15,884
Tax (benefit) provision	(2,032)	294
Depreciation and accretion	21,177	22,566

EBITDA	$11,664	$19,960

Unrealized loss on energy derivative	7,733	6,803
Unrealized loss (gain) on derivatives	3,723	(1,931)
Interest rate derivative settlements	1,017	—
Plus, proportionate share from equity accounted investments:
Interest expense, net of interest income	253	(2)
Tax benefit	—	(36)
Depreciation and accretion	187	1
Unrealized loss on interest rate and currency derivatives	12,595	9,783
Realized loss (gain) on interest rate and currency derivatives	22	(139)

Adjusted EBITDA	$37,194	$34,439

	Pattern Energy Group Inc.
	Three Months Ended March 31,
	2014	2013
Net cash provided by operating activities	$16,405	$8,391
Changes in current operating assets and liabilities	6,651	12,695
Network upgrade reimbursement	618	—
Release of restricted cash to fund general and administrative costs	54	—
Operations and maintenance capital expenditures	(54)	(219)
Less:
Distributions to noncontrolling interests	—	(168)
Principal payments paid from operating cash flows	(5,830)	(6,231)

Cash available for distribution	$17,844	$14,468

Conference Call and Webcast

Pattern Energy will host a conference call and webcast to discuss these results at 10:30 a.m. Eastern Time on Friday, May 2, 2014. Mike Garland, President and CEO, and Mike Lyon, CFO, will co-chair the call. Participants should call (888) 231-8191 or

(647) 427-7450 and ask an operator for the Pattern Energy earnings call. Please dial in 10-15 minutes prior to the call to secure a line. A replay will be available shortly after the call. To access the replay, please dial (855) 859-2056 or (416) 849-0833 and enter access code 31273144. The replay recording will be available until 12:00 a.m. Eastern Time, May 17, 2014.

A live webcast of the conference call will be also available on the events page in the investor section of Pattern’s website at www.patternenergy.com. An archived webcast will be available for one year.

About Pattern Energy

Pattern Energy Group Inc. (Pattern Energy) is a premium independent power company listed on the NASDAQ (“PEGI”) and Toronto Stock Exchange (“PEG”). Pattern Energy has a portfolio of eleven wind power projects, including projects it has agreed to acquire, with a total owned capacity of 1,434 MW, in the United States, Canada and Chile that use proven, best-in-class technology. Pattern Energy’s wind power projects generate stable long-term cash flows in attractive markets and provide a solid foundation for the continued growth of the business. For more information, visit www.patternenergy.com.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the prospectus filed with the SEC and applicable Canadian securities regulatory authorities and incorporated by reference therein from the Company’s annual report on Form 10-K. The risk factors and other factors noted in the prospectus could cause actual events or the Company’s actual results to differ materially from those contained in any forward-looking statement.

# # #

Contacts

Ross Marshall	Matt Dallas
Investor Relations	Media Relations
T: (416) 815-0700 ext. 238	T: (917) 363-1333
E: rmarshall@tmxequicom.com	E: matt.dallas@patternenergy.com

Pattern Energy Group Inc.

Consolidated Balance Sheets

(In thousands of U.S. dollars, except share data)

(Unaudited)

	March 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$100,343	$103,569
Trade receivables	27,114	20,951
Related party receivable	380	167
Reimbursable interconnection costs	38	1,455
Derivative assets, current	11,906	13,937
Current deferred tax assets	573	573
Prepaid expenses and other current assets	9,878	13,927

Total current assets	150,232	154,579
Restricted cash	35,375	32,636
Property, plant and equipment, net of accumulated depreciation of $198,967 and $179,778 as of March 31, 2014 and December 31, 2013, respectively	1,444,554	1,476,142
Unconsolidated investments	88,546	107,055
Derivative assets	66,935	82,167
Deferred financing costs, net of accumulated amortization of $17,570 and $16,225 as of March 31, 2014 and December 31, 2013, respectively	34,911	35,792
Net deferred tax assets	1,656	2,017
Other assets	12,741	13,243

Total assets	$1,834,950	$1,903,631

Liabilities and equity
Current liabilities:
Accounts payable and other accrued liabilities	$10,329	$15,550
Accrued construction costs	3,007	3,204
Related party payable	1,175	1,245
Accrued interest	1,336	495
Dividend payable	11,179	11,103
Derivative liabilities, current	16,205	16,171
Current portion of long-term debt	48,615	48,851

Total current liabilities	91,846	96,619
Long-term debt	1,186,473	1,200,367
Derivative liabilities	7,520	7,439
Asset retirement obligations	21,082	20,834
Net deferred tax liabilities	6,101	9,930
Other long-term liabilities	438	438

Total liabilities	1,313,460	1,335,627

Equity:
Class A common stock, $0.01 par value per share: 500,000,000 shares authorized; 35,703,134 and 35,530,786 shares issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	357	355
Class B common stock, $0.01 par value per share: 20,000,000 shares authorized; 15,555,000 shares issued and outstanding as of March 31, 2014 and December 31, 2013	156	156
Additional paid-in capital	478,861	489,388
Accumulated loss	(28,225)	(13,336)
Accumulated other comprehensive loss	(22,537)	(8,353)

Total equity before noncontrolling interest	428,612	468,210
Noncontrolling interest	92,878	99,794

Total equity	521,490	568,004

Total liabilities and equity	$1,834,950	$1,903,631

Pattern Energy Group Inc.

Consolidated Statements of Operations

(In thousands of U.S. dollars, except per share data)

(Unaudited)

	Three months ended March 31,
	2014	2013
Revenue:
Electricity sales	$53,871	$45,232
Energy derivative settlements	2,735	5,408
Unrealized loss on energy derivative	(7,733)	(6,803)
Related party revenue	445	—
Other revenue	231	—

Total revenue	49,549	43,837

Cost of revenue:
Project expense	16,074	12,977
Depreciation and accretion	21,177	22,566

Total cost of revenue	37,251	35,543

Gross profit	12,298	8,294

Operating expenses:
General and administrative	3,903	144
Related party general and administrative	1,280	2,662

Total operating expenses	5,183	2,806

Operating income	7,115	5,488

Other income (expense):
Interest expense	(14,621)	(16,642)
Equity in losses in unconsolidated investments	(12,548)	(10,025)
Interest rate derivative settlements	(1,017)	—
Unrealized (loss) gain on derivatives	(3,723)	1,931
Related party income	696	—
Other income, net	167	758

Total other expense	(31,046)	(23,978)

Net loss before income tax	(23,931)	(18,490)
Tax (benefit) provision	(2,032)	294

Net loss	(21,899)	(18,784)
Net loss attributable to noncontrolling interest	(7,010)	(3,579)

Net loss attributable to controlling interest	$(14,889)	$(15,205)

Weighted average number of shares:
Basic and diluted - Class A common stock	35,533,166
Basic and diluted - Class B common stock	15,555,000
Earnings per share
Class A common stock:
Basic and diluted loss per share	$(0.20)

Class B common stock:
Basic and diluted loss per share	$(0.51)

Cash dividends declared per Class A common share	$0.31

2013 pro forma information:
Unaudited pro forma net loss after tax:
Net loss before income tax		$(18,490)
Pro forma tax provision		279

Pro forma net loss		$(18,769)

Pattern Energy Group Inc.

Consolidated Statements of Cash Flows

(In thousands of U.S. dollars)

(Unaudited)

	Three months ended March 31,
	2014	2013
Operating activities
Net loss	$(21,899)	$(18,784)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and accretion	21,177	22,566
Amortization of financing costs	1,395	2,230
Unrealized loss on derivatives	11,456	4,872
Stock-based compensation	533	—
Deferred taxes	(2,032)	292
Equity in losses in unconsolidated investments	12,548	10,025
Changes in operating assets and liabilities:
Trade receivables	(6,357)	(13,221)
Reimbursable interconnection receivable	—	(416)
Prepaid expenses and other current assets	4,027	865
Other assets (non-current)	(122)	(115)
Accounts payable and other accrued liabilities	(5,021)	(815)
Related party receivable/payable	(155)	(198)
Accrued interest payable	855	1,090

Net cash provided by operating activities	16,405	8,391

Investing activities
Proceeds from sale of investments	—	7,054
Decrease in restricted cash	300	778
Increase in restricted cash	(1)	(3)
Capital expenditures	314	(67,178)
Deferred development costs	—	(528)
Distribution from unconsolidated investments	—	10,463
Contribution to unconsolidated investments	(1,283)	(6,524)
Reimbursable interconnection receivable	1,418	(5,227)
Other assets (non-current)	618	446

Net cash provided by (used in) investing activities	1,366	(60,719)

Pattern Energy Group Inc.

Consolidated Statements of Cash Flows

(In thousands of U.S. dollars)

(Unaudited)

	Three months ended March 31,
	2014	2013
Financing activities
Proceeds from IPO, net of expenses	$(135)	$—
Repurchase of shares for employee tax withholding	(26)	—
Dividends paid	(11,082)	—
Capital contributions - controlling interest	—	21,454
Capital distributions - controlling interest	—	(23,465)
Capital distributions - noncontrolling interest	—	(168)
Decrease in restricted cash	4,668	—
Increase in restricted cash	(7,707)	(5,252)
Payment for deferred financing costs	(589)	(45)
Proceeds from long-term debt	—	78,047
Repayment of long-term debt	(5,830)	(6,231)

Net cash (used in) provided by financing activities	(20,701)	64,340

Effect of exchange rate changes on cash and cash equivalents	(296)	(742)

Net change in cash and cash equivalents	(3,226)	11,270
Cash and cash equivalents at beginning of period	103,569	17,574

Cash and cash equivalents at end of period	$100,343	$28,844

Supplemental disclosure
Cash payments for interest and commitment fees	$12,597	$13,379
Schedule of non-cash activities
Change in fair value of interest rate swaps	(9,471)	7,205
Change in fair value of contingent liabilities	—	8,001
Capitalized interest	1,283	391
Capitalized commitment fee	—	28
Change in property, plant and equipment	(31,074)	(84,118)
Transfer of capitalized assets to South Kent joint venture	—	49,275
Non-cash distribution to Pattern Development	—	(3,283)